UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 22, 2023
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Sunrun Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
225 Bush Street, Suite 1400
San Francisco, California 94104
(Address of principal executive offices, including zip code)
(415) 580-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RUN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02 Results of Operations and Financial Condition.
On February 22, 2023, Sunrun Inc. (the “Company”) issued a press release announcing its financial results for the quarter and full year ended December 31, 2022. In the press release, the Company also announced that it would be holding a conference call on February 22, 2023 to discuss its financial results for the quarter and full year ended December 31, 2022. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information set forth in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2023, the Company announced that, effective March 1, 2023, Co-Executive Chair Edward Fenster will transition from his position as a full-time employee of the Company to part-time employment status with continued involvement in the operations and strategy of the Company, but will cease to be an “executive officer” for the purposes of Rule 3b-7 of the Exchange Act. Mr. Fenster will remain Co-Executive Chair of the board of directors of the Company.

On February 22, 2023, Mr. Fenster entered into an Amended and Restated Employment Agreement with the Company (the “Fenster Amended Employment Agreement”) that amends and restates the Confirmatory Employment Letter, dated May 8, 2015, by and between the Company and Mr. Fenster. The Fenster Amended Employment Agreement provides that Mr. Fenster would transition to part-time employment status effective as of March 1, 2023. Pursuant to the Fenster Amended Employment Agreement, Mr. Fenster will receive an annual base salary of $275,000.

On February 22, 2023, Co-Executive Chair Lynn Jurich entered into an Amended and Restated Employment Agreement (“Jurich Amended Employment Agreement”) with the Company that amends and restates the Confirmatory Employment Letter dated May 8, 2015, by and between the Company and Ms. Jurich, as amended by the Amendment to Confirmatory Employment Letter, dated August 5, 2021, by and between the Company and Ms. Jurich. Pursuant to the Jurich Amended Employment Agreement, Ms. Jurich will receive an annual base salary of $275,000.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions and agreements contained in the Fenster Amended Employment Agreement and Jurich Amended Employment Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Fenster Amended Employment Agreement and the Jurich Amended Employment Agreement, filed as Exhibits 10.1 and 10.2 hereto.

Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Confirmatory Employment Letter by and between Edward Fenster and Sunrun, Inc., dated February 22, 2023.
10.2	Amended and Restated Confirmatory Employment Letter by and between Lynn Jurich and Sunrun, Inc., dated February 22, 2023.
99.1	Press release issued by Sunrun Inc. dated February 22, 2023.
104	Cover Page Interactive Data File (embedded within the inline XRBL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRUN INC.

By:	/s/ Jeanna Steele
Jeanna Steele Chief Legal Officer and Chief People Officer

Date: February 22, 2023